SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LENNOX INTERNATIONAL INC.

Incorporated pursuant to the Laws of the State of DELAWARE

Internal Revenue Service Employer
Identification No. 42-0991521

2140 Lake Park Blvd., Richardson, Texas   75080

Nonemployee Directors’ Compensation and Deferral Plan

Carl E. Edwards, Jr.
Executive Vice President,
Chief Legal Officer and Secretary
Lennox International Inc.
2140 Lake Park Blvd. Richardson, Texas   75080
(972) 497-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered(¹)(²)	Proposed maximum offering price per share(²)	Proposed maximum aggregate offering price(²)	Amount of registration fee
Common Stock, par value $.001 per share	30,000 shares	$8.93	$267,750	$67.00

(¹)	Each share of Common Stock issued by the Registrant has one associated non-detachable right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock.

(²)	Calculated Pursuant to Rule 457(c) and (h) based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on October 8, 2001.

Page

REGISTRATION OF ADDITIONAL SECURITIES

        This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, solely to register the issuance of up to 30,000 additional shares of Common Stock of Lennox International Inc. (the “Company”) pursuant to the Nonemployee Directors’ Compensation and Deferral Plan of Lennox International Inc., as amended. The Company previously filed a Registration Statement on Form S-8 (File No. 333-86989) covering 40,000 shares of its Common Stock authorized for issuance under such plan. Except as supplemented by the information set forth below, the contents of that earlier Registration Statement are incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.          Interests of Named Experts and Counsel.

        Carl E. Edwards, Jr., the Executive Vice President, Chief Legal Officer and Secretary of the Company, has passed on the legality of the shares of Common Stock offered hereby for the Company. As of October 5, 2001, Mr. Edwards beneficially owned 197,174 shares of Common Stock and held options to purchase an additional 209,319 shares of Common Stock, of which options covering 101,216 shares were exercisable.

Item 8.	Exhibits
4.1	Restated Certificate of Incorporation of the Company, as amended (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-75725) (the "S-1") and incorporated herein by reference)
4.2	Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to the S-1 and incorporated herein by reference)
4.3	Specimen of certificate representing Common Stock, par value $0.01 per share, of the Company (filed as Exhibit 4.1 to the S-1 and incorporated herein by reference)
4.4	Nonemployee Directors' Compensation and Deferral Plan of Lennox International Inc. (filed as Exhibit 4.4 to the Company's Registration Statement on Form S-8 (File No. 333-86989) and incorporated herein by reference)
5	Opinion of Carl E. Edwards, Jr., Esq., Executive Vice President, Chief Legal Officer and Secretary of the Company (filed herewith)
23.1	Consent of Arthur Andersen LLP (filed herewith)
23.2	Consent of Carl E. Edwards, Jr., Esq. (included in Exhibit 5)
24	Power of Attorney (included on the execution page of this Registration Statement)

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on this 5th day of October, 2001.

LENNOX INTERNATIONAL INC.

By:      /s/  Robert E. Schjerven
Name:   Robert E. Schjerven
Title:    Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Lennox International Inc., a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, hereby constitutes and appoints Robert E. Schjerven, Richard A. Smith and Carl E. Edwards, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file any and all amendments to this Registration Statement on Form S-8, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 5, 2001.

Signature	Titles
/s/ Robert E. Schjerven Robert E. Schjerven	Chief Executive Officer and Director (Principal Executive Officer)
/s/ Richard A. Smith Richard A. Smith	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ John J. Hubbuch John J. Hubbuch	Vice President, Controller Chief Accounting Officer (Principal Accounting Officer)
/s/ John W. Norris, Jr. John W. Norris, Jr.	Chairman of the Board of Directors
/s/ Linda G. Alvarado Linda G. Alvarado	Director
________________________ David H. Anderson	Director
/s/ Richard W. Booth Richard W. Booth	Director
/s/ Thomas W. Booth Thomas W. Booth	Director
/s/ David V. Brown David V. Brown	Director
/s/ James J. Byrne James J. Byrne	Director
/s/ Janet K. Cooper Janet K. Cooper	Director
/s/ C.L. (Jerry) Henry C.L. (Jerry) Henry	Director
/s/ John E. Major John E. Major	Director
/s/ John W. Norris, III John W. Norris, III	Director
/s/ William G. Roth William G. Roth	Director
/s/ Terry D. Stinson Terry D. Stinson	Director
/s/ Richard L. Thompson Richard L. Thompson	Director

Item 8.	Exhibits
4.1	Restated Certificate of Incorporation of the Company, as amended (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-75725) (the "S-1") and incorporated herein by reference)
4.2	Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to the S-1 and incorporated herein by reference)
4.3	Specimen of certificate representing Common Stock, par value $0.01 per share, of the Company (filed as Exhibit 4.1 to the S-1 and incorporated herein by reference)
4.4	Nonemployee Directors' Compensation and Deferral Plan of Lennox International Inc. (filed as Exhibit 4.4 to the Company's Registration Statement on Form S-8 (File No. 333-86989) and incorporated herein by reference)
5	Opinion of Carl E. Edwards, Jr., Esq., Executive Vice President, Chief Legal Officer and Secretary of the Company (filed herewith)
23.1	Consent of Arthur Andersen LLP (filed herewith)
23.2	Consent of Carl E. Edwards, Jr., Esq. (included in Exhibit 5)
24	Power of Attorney (included on the execution page of this Registration Statement)